UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2008

Gateway Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	000-33223	56-2264354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1580 Laskin Road, Virginia Beach, Virginia	23451
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   757-422-4055

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

          On April 16, 2008, Gateway Financial Holdings, Inc. (the "Corporation"), the holding company for Gateway Bank & Trust Co. (the "Bank"), announced that it will report financial results before the market opens on Thursday, April 24, 2008. D. Ben Berry, Chairman, President and Chief Executive Officer of the Corporation, along with members of the executive team, will provide an overview of first quarter performance and business highlights in a conference call and simultaneous web cast to be held at 10 a.m. E.T., Friday, January 25, 2008. To participate in the conference call, dial (877) 407-8033 (no pass code required) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, April 24, 2008 at 12:00 PM through midnight on May 1, 2008 by dialing (877) 660-6853 and using pass code # 286 and conference ID # 281820. The call will be simultaneously broadcast live via the investor relations page on the Corporation's website, www.gwfh.com. The event will be archived on the Corporation's website for 30 days.

          The Bank is a regional community bank with a total of thirty-five full-service financial centers -- twenty in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Emporia (2), Suffolk and Norfolk; and fifteen in North Carolina: Chapel Hill, Elizabeth City (3), Edenton, Kitty Hawk (2), Raleigh (3), Moyock, Nags Head, Plymouth, Roper, and Wilmington. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, and mortgage banking services through its Gateway Bank Mortgage, Inc. subsidiary. Visit the Bank's web site at www.gatewaybankandtrust.com.

          The Common Stock of the Corporation is traded on the Nasdaq Global Select Market under the symbol GBTS.

Item 9.01(d): Exhibits

Exhibit 99:        Press release

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gateway Financial Holdings, Inc. (Registrant)
April 16, 2008 (Date)	/s/ THEODORE L. SALTER Theodore L. Salter Senior Executive Vice President and Chief Financial Officer